Apollo Solar Energy, Inc. Strengthens Board with Appointment of Independent Directors

    CHENGDU, China, March 12 /PRNewswire-Asia-FirstCall/ -- The Board of Directors of Apollo Solar Energy, Inc., (OTC Bulletin Board: ASOE; "Apollo Solar Energy" or "the Company"), a leading vertically integrated miner, refiner and producer of tellurium (Te) and high-purity tellurium based metals for specific segments of the global electronic materials market, today announced the appointment of two independent directors, Mr. Elliot M. Maza and Mr. James M. Lee, effective as of March 4, 2009. Mr. Maza has also been appointed to serve as the chairman of the Company's Audit Committee.

    Mr. Elliot M. Maza, JD, CPA, aged 53, has served as Executive Vice President and Chief Financial Officer of Intellect Neurosciences, Inc., a development stage biopharmaceutical company, since May 2006. From December 2003 to May 2006, Mr. Maza was Chief Financial Officer of Emisphere Technologies, Inc., a company specializing in oral drug delivery. Mr. Maza was previously a partner at Ernst and Young LLP and a Vice President at Goldman Sachs, Inc. and JP Morgan Securities, Inc. From September 1985 to April 1989, Mr. Maza practiced law at Sullivan and Cromwell LLP in New York. From December 2004 to May 2008, Mr. Maza served on the Board of Directors and was Chairman of the Audit Committee of Tapestry Pharmaceuticals, Inc., a listed development stage company focused on developing proprietary therapies for the treatment of cancer. Mr. Maza received his J.D. degree from University of Pennsylvania Law School in 1985. Mr. Maza is a licensed CPA in the State of New Jersey and the State of New York.

    Mr. James M. Lee, aged 62, previously served at Intel Corporation for 21 years and has 30 years working experience in the semiconductor industry. During his tenure at Intel, Mr. Lee successfully led a professional team developing leading edge DRAMs and the world's first commercial flash memories. Mr. Lee was also the Director of Intel's California Technology Lab. Before his retirement Mr. Lee served as General Manager of Intel's manufacturing subsidiary in Shanghai. Mr. Lee received his bachelor and master degrees majoring in Electronic Engineering from University of Illinois and Syracuse University, respectively. Mr. Lee is in possession of five US patents in the semiconductor field.

    "I have a great deal of respect for Mr. Lee and Mr. Maza as persons, as well as for their varied business and professional background," said Mr. Renyi Hou, Chief Executive Officer of Apollo Solar Energy, "Our tellurium business is making excellent progress, and the market of natural power energy has tremendous potential. I believe Mr. Maza and Mr. Lee will bring valuable real-world insight and strategic thinking which are significantly helpful for our business operations, and ensure that we meet the high standard of corporate governance necessary to be listed on a senior U.S. exchange."

    About Apollo Solar Energy, Inc.

    Apollo Solar Energy, Inc., through its wholly owned subsidiary, Sichuan Apollo Solar S&T Co., Ltd., is primarily engaged in mining, refining and producing tellurium (Te) and high-purity tellurium based metals for specific segments of the global electronic materials market. The Company's products include CdTe thin-film compounds, CIGS thin-film compounds, Ultra- high purity metals, and commercial-purity metals.

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